UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       July 28, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan		48106

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code       (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

On July 28, 2004, Aastrom Biosciences received a letter from the Nasdaq Stock Market indicating that for 30 consecutive trading days the bid price for Aastrom’s common stock had closed below the $1.00 minimum continued listing requirement established by Nasdaq Marketplace Rule 4310(c)(4). Pursuant to applicable Nasdaq rules, Aastrom has been provided a grace period until January 24, 2005 to regain compliance by having its stock price close at $1.00 or more for a minimum of 10 consecutive business days. Under the current Nasdaq rules, if the stock price does not satisfy the minimum bid price requirement by January 24, 2005, Aastrom may also be granted at least one additional 180 day grace period to regain compliance if Aastrom meets the required initial listing criteria.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: July 29, 2004	By:	/s/ Alan M. Wright
Senior Vice President
Administrative and Financial Operations, CFO